Exhibit 4.11


             ISSUING AND PAYING AGENCY AGREEMENT



BankAmerica National Trust Company
2 Rector Street, 14th Floor
New York, New York 10006


Attn:  Corporate Trust Division

                     Re:  Illinois Central Railroad Company
                          Commercial Paper Program

Ladies and Gentlemen:

          This letter sets forth the understanding between you and Illinois Central Railroad Company, a Delaware corporation (the "Company"), whereby you have agreed to act as depositary for the safekeeping of certain notes of the Company which may be issued and sold in the United States commercial paper market (the "Commercial Paper Notes"), as issuing agent on behalf of the Company in connection with the issuance of the Commercial Paper Notes and as paying agent to undertake certain obligations to make payments in respect of the Commercial Paper Notes. You have executed or will promptly hereafter execute a Letter of Representation (the "Letter of Representation", which term shall include the Procedures referred to therein) with the Company and The Depository Trust Company ("DTC") and a Certificate Agreement (the "Certificate Agreement") with DTC which establish or will establish, among other things, the procedures to be followed by you in connection with the issuance and custody of Commercial Paper Notes in book-entry form.

          1. Appointment of Agent. The Company hereby appoints you and you hereby agree to act, on the terms and conditions specified herein and in the Letter of Representation and Certificate Agreement, as custodian and issuing and paying agent for the Commercial Paper Notes.
The Commercial Paper Notes will, in the case of Commercial Paper Notes issued in certificated form ("Certificated Notes"), be substantially in the form attached hereto as Exhibit A and, in the case of Commercial Paper Notes issued in book-entry form ("Book-Entry Notes"), be substantially in the forms attached to the Letter of Representation. The Commercial Paper Notes will be sold directly by the Company or through one or more such commercial paper dealers as the Company shall have notified you from time to time (each a "Dealer and, collectively, the "Dealers"). The Dealer currently is Lehman Commercial Paper, Inc.

          2. Supply of Commercial Paper Notes. The Company will from time to time furnish you with an adequate supply of Commercial Paper Notes, which shall be Book-Entry Notes and/or Certificated Notes, as the Company in its sole and absolute discretion considers appropriate. Certificated Notes shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative (as hereafter defined), with the note number, principal amount, payee, date of issue, maturity date, amount of interest (if an interest-bearing Commercial Paper
Note) and maturity value left blank. Book-Entry Notes shall be represented by one or more master notes which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representation. Pending receipt of instructions pursuant to this Agreement, you will hold the Commercial Paper Notes in safekeeping for the account of the Company or DTC, as the case may be, in accordance with your customary practice and the requirements of the Certificate Agreement. The Certificated Notes shall be printed on a manifold that will produce one original and three non-negotiable copies.

          3. Authorized Representatives. On or before December 1 of each year, the Company will furnish you with a certificate, substantially in the form attached hereto as Exhibit B, certifying the incumbency and specimen signatures of officers or agents of the Company authorized to execute Commercial Paper Notes on behalf of the Company by manual or facsimile signature and/or to take other action hereunder on behalf of the Company (each an "Authorized Representative"). Until you receive a subsequent incumbency certificate of the Company, you are entitled to rely on the last such certificate delivered to you for purposes of determining the Authorized Representatives. You shall not have any responsibility to the Company to determine by whom or by what means a facsimile signature may have been affixed on the Commercial Paper Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature(s) filed with you by a duly authorized officer of the Company. Any Commercial Paper Notes bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Company after the authentication thereof by you notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Commercial Paper Note is countersigned or delivered to you.

          4. Completion, Authentication and Delivery of Commercial Paper Notes. (a) Instructions for the issuance of Commercial Paper Notes will be given via an issuance system (the "system"), if available, or by telephone, promptly confirmed in writing (which may be by facsimile) either by an Authorized Representative, or by any officer or employee of a Dealer who has been designated by an Authorized Representative in writing to you as a person authorized to give such instructions hereunder (each an "Authorized Dealer Representative"), provided that instructions may be given in writing if the system is unavailable or is inoperative. Upon receipt of instructions as described in the preceding sentence, you will withdraw the necessary Commercial Paper Notes(s) from safekeeping and, in accordance with such instructions, shall (i) in the case of Book-Entry Notes, cause the issuance of such Book-Entry Notes in the manner set forth in, and take such other actions as are required by, the Letter of Representation and the Certificate Agreement or (ii) in the case of Certificated Notes:

          (1) complete each Certificated Note as to note number, principal amount (which shall not be less than $100,000), payee, date of issue, maturity date (which shall not be more than 270 days from the date of issue), amount of interest (if any) and maturity value; and

          (2) manually countersign each Certificated Note by any one of your officers or employees duly authorized and designated for this purpose; and

          (3)  deliver the Certificated Note(s) to the
     appropriate Dealer or its agent within the Borough of Manhattan, City and State of New York, which delivery shall be against receipt for payment as herein provided or as otherwise provided in such instructions.

If such instructions do not provide for such receipt, such Dealer shall nevertheless pay the purchase price for the Certificated Note in accordance with Paragraph 5 hereof. Of the three non-negotiable copies of each Commercial Paper Note, two shall be retained by you and one shall be sent promptly to the Company.

          (b) Instructions given via the system must be entered by 12:30 p.m. for physical issuance and 2:00 p.m.
for book-entry issuance, New York City time, and instructions delivered by telephone or in writing must be received by you by 1:00 p.m., New York City time, if the Commercial Paper Note(s) are to be delivered the same day.
Telephone instructions shall be confirmed in writing the same day.

          (c) The Company understands that although you have been instructed to deliver Commercial Paper Notes against payment, delivery of Certificated Notes will, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once you have delivered a Certificated Note to a Dealer or its agent as provided in Paragraph 4(a)(3) hereof, the Company shall bear the risk that a Dealer or its agent fails to remit payment for the Certificated Note to you. It is understood that each delivery of Commercial Paper Notes hereunder shall be subject to the rules of the New York Clearing House in effect at the time of such delivery.

          (d) Except as may otherwise be provided in the Letter of Representation, if at any time the Company instructs you to cease issuing Certificated Notes and to issue only Book-Entry Notes, you agree that all Commercial Paper Notes will be issued as Book-Entry Notes and that no Certificated Notes shall be exchanged for Book-Entry Notes unless and until you have received written instructions from an Authorized Representative (any such instructions from an Authorized Dealer Representative shall not be sufficient for this purpose) to the contrary.

          5.  Proceeds of Sale of the Commercial Paper
Notes. Contemporaneously with the execution and delivery of this Agreement, and for the purposes of this Agreement, you will establish an account designated as the Illinois Central Railroad Company Note Account in the Company's name (the "Note Account"). On each day on which a Dealer or its agent receives Commercial Paper Notes (whether through the facilities of DTC in the manner set forth in the Letter of Representation or by delivery in accordance with Paragraph 4(a)(3) hereof), the Dealer shall pay the purchase price for such Commercial Paper Notes in immediately available funds (such funds referrred to herein as "Proceeds") for credit to the Note Account. From time to time upon telephonic or written instructions received by you from an Authorized Representative, (i) you agree to transfer Proceeds from the Note Account to any bank or trust company for the Company's account and (ii) you may, in your discretion, advance to the Company amounts equal to Proceeds which the Company has advised you will be made available on such date, but which Proceeds have not yet been received by you, to pay Commercial Paper Notes presented for payment upon maturity. Any such advance shall be repaid from such Proceeds or by the Company in the event such Proceeds are not received by you. It is intended that such advance be for no longer than 24 hours. Interest on each such unpaid advance shall be at a rate negotiated between you and the Company and shall begin to accrue on the day of such advance.

          6. Payment of Matured Commercial Paper Notes. By 1 p.m., New York City time, on the date that any Commercial Paper Notes are scheduled to mature, there shall have been transferred to you for deposit in the Note Account immediately available funds in an amount, together with the anticipated proceeds from the sale of Commercial Paper Notes, sufficient to pay all Commercial Paper Notes maturing on such date, to the extent that you have not made an advance to the Note Account for the purpose of such payment as contemplated by Paragraph 5 hereof. When any matured Commercial Paper Note is presented to you for payment by the holder thereof (which may, in the case of Book-Entry Notes held by you in custody pursuant to the Certificate Agreement, be DTC or a nominee of DTC), payment shall be made from and charged to the Note Account to the extent funds sufficient to effect such payment are available in said account or to the extent you have made an advance to the Note Account for the purpose of such payment as contemplated by Paragraph 5 hereof.

          7. Reliance on Instructions. Except as otherwise set forth herein, you shall incur no liability to the Company in acting hereunder upon telephonic or other instructions contemplated hereby which the recipient thereof reasonably believed in good faith to have been given by an Authorized Representative or an Authorized Dealer Representative, as the case may be. In the event a discrepancy exists with respect to such instructions, the telephonic instructions as recorded by you will be deemed the controlling and proper instructions, unless such instructions are required by this Agreement to be in writing or have not been recorded by you as contemplated by the next sentence. It is understood that all telephonic instructions will be recorded by you and the Company hereby consents to such recording.

          8. Cancellation of Commercial Paper Notes. You will in due course cancel Certificated Note(s) presented for payment and return them to the Company. After payment of any matured Book-Entry Note, you shall annotate your records to reflect the face amount of Book-Entry Notes outstanding in accordance with the Letter of Representation. Promptly upon the written request of the Company, you agree to cancel and return to the Company all unissued Commercial Paper Notes in your possession at the time of such request.

          9. Notices; Addresses. (a) All communications by or on behalf of the Company or a Dealer, by telephone or otherwise, relating to the completion, delivery or payment of the Commercial Paper Note(s) are to be directed to your Commercial Paper Issuance Unit of the Corporate Trust Division (or such other department or division which you shall specify in writing to the Company and the Dealers). The Company will send all Commercial Paper Notes to be completed and delivered by you to your Commercial Paper Issuance Unit of the Corporate Trust Division (or such other department or division as you shall specify in writing to the Company). You will advise the Company and the Dealers from time to time in writing of the individuals generally responsible for the administration of this Agreement and will from time to time certify incumbency and specimen signatures of officers or employees authorized to countersign Commercial Paper Notes.

          (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing (which may be by facsimile), and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

     If to the Company, at:

          Illinois Central Railroad Company
          455 North Cityfront Plaza Drive
          Chicago, Illinois  60611
          Attention:  Treasurer
          Telecopy No.:  (312) 755-7917:

     If to you:

     (i)  concerning the daily issuance of
          Commercial Paper Notes:

          BankAmerica National Trust Company
          Two Rector Street, 2nd floor
          New York, New York  10006
          Attention: Corporate Trust Operations,
           Walter Butler
          Telecopy No.:  (212) 978-2617
          Telephone No:  (212) 978-5140

     (ii)  concerning all other matters;

          BankAmerica National Trust Company
          Two Rector Street, 9th floor
          New York, New York  10006
          Attention:  Corporate Trust Division,
           Geovanni Barris
          Telecopy No.:  (212) 978-5060
          Telephone No.:  (212) 978-5015

Notices shall be deemed delivered when received at the address specified above. For purposes of this paragraph, "when received" shall mean actual receipt of (i) an electronic communication by a telex machine, telecopier or issuance system specified in or pursuant to this Agreement;
(ii) an oral communication by any person answering the telephone at your office specified in Paragraph 9(a) hereof and otherwise at the office of the individual or department specified in or pursuant to this Agreement; or (iii) a written communication hand-delivered at the office specified in or pursuant to this Agreement.

          10. Additional Information. Upon the request of the Company given at any time and from time to time, you shall promptly provide the Company with information with respect to the Commercial Paper Note(s) issued and paid hereunder. Such request shall be in written form and, to the extent known by the Company, shall include the note number, principal amount, date of issue, maturity date and amount of interest, if any, of each Commercial Paper Note which has been issued or paid by you and for which the request is being made.

          11. Liability. Neither you nor your officers, employees or agents shall be liable for any act or omission hereunder, except in the case of negligence or willful misconduct. Your duties and obligations and those of your officers and employees shall be determined by the express provisions of this Agreement, the Letter of Representation and the Certificate Agreement (including the documents referred to therein), and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against them. Neither you nor your officers or employees shall be required to ascertain whether any issuance or sale of Commercial Paper Note(s) (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Company is a party (whether or not you are a party to such other agreement).

          12.  Indemnification.  The Company agrees to
indemnify and hold you and your officers, employees and agents harmless from and against all liabilities, claims, damages, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions in connection with this Agreement, except to the extent they are caused by your or their negligence or willful misconduct. This indemnity shall survive termination of this Agreement.

          13. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto, and no other person shall acquire or have any right under or by virtue hereof.

          14.  Termination.  (a) This Agreement may be
terminated at any time by either you or the Company by 15 days' prior written notice to the other, provided that you agree to continue acting as issuing and paying agent hereunder until such time as your successor has been selected and has entered into an agreement with the Company to that effect. Such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

          (b) If no successor has been appointed within 15 days, then you have the right to petition a court of competent jurisdiction for the appointment of a successor issuing and paying agent. You shall incur no expense or liability in connection with any such appointment.

          15. Governing Law. (a) This Agreement is to be delivered and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

          (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United
States Federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

          16.  Fees.  You shall receive fees from the
Company for acting as issuing and paying agent hereunder in such amounts as you and the Company shall agree from time to time in writing.

          Please indicate your agreement with and acceptance of the foregoing terms and provisions by signing the counterpart of this letter enclosed herewith and returning it to the Company.

                         ILLINOIS CENTRAL RAILROAD COMPANY

                         By__________________________

                         Its_________________________

Agreed to and accepted
this    day of         , 93.



BANKAMERICA NATIONAL TRUST COMPANY
as Issuing and Paying Agent


By_____________________________

Its____________________________
EXHIBIT A

  FORM OF CERTIFICATED COMMERCIAL PAPER NOTE,
SERIES [  ]]




      COMMERCIAL PAPER NOTE, SERIES [   ]


$______________               No.________
[Accrued Interest:  $    ]


              New York, New York


                 _______, 19__

          For value received, Illinois
Central Railroad Company (the "Issuer")
promises to pay to the order of [_____] the sum of _____ Dollars [plus Accrued Interest as shown above] ____ on ____, 19__, at the office of BankAmerica National Trust Company
(the "Issuing and Paying Agent") at 2 Rector
Street, Corporate Trust Division, New York,
New York 10006.

          This Note has been issued pursuant
to, and is subject to the terms of, the
Issuing and Paying Agency Agreement (as from time to time amended, supplemented or otherwise modified, the "Issuing and Paying
Agency Agreement"), dated as of November 19,
1993, between the Issuer and the Issuing and Paying Agent.

          Reference is made to such Issuing
and Paying Agency Agreement referred to above and the other related documents, which, as from time to time amended, are on file with the Issuing and Paying Agent at its aforesaid office. This Note shall be governed by, and construed in accordance with, the law of the State of New York.

By:  ILLINOIS CENTRAL RAILROAD COMPANY


By:_______________________________
        Authorized Signature

Countersigned for authentication
only by BankAmerica National Trust Company, as Issuing and Paying Agent


By:______________________
    Authorized Signature

This Note is not valid for any purpose unless countersigned by BankAmerica National Trust
Company, as Issuing and Paying Agent.

           EXHIBIT B
              TO
           AGREEMENT
  ISSUING AND PAYING AGENCY


In accordance with Paragraph 2 of the Issuing and Paying Agency Agreement, dated as of November 19, 1993 (the "Agreement"), between the Illinois Central Railroad Company (the
"Company") and BankAmerica National Trust
Company (New York), the following officers and employees are authorized to execute
Commercial Paper Notes (as defined in the
Agreement) on behalf of the Company by manual or facsimile signature and to take any other action under the Agreement on behalf of the Company.


Name and Title                Signature
Dale Phillips
- - Chief Financial Officer    ________________


Doug Koman - Treasurer       ________________



Illinois Central Railroad Company

By:
Title:   Secretary